UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2021, Baudax Bio, Inc., (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 42,289.3 shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”) and warrants to purchase 12,686,790 shares of common stock of the Company, par value $0.01 per share (“Common Stock”) (the “Warrants,” and together with the Preferred Stock and the shares of Common Stock underlying the Warrants, (the “Securities”)). The shares of Preferred Stock will have a stated value of $100.00 per share and are convertible, on the date after the issuance thereof, into an aggregate of 16,915,720 shares of Common Stock at a conversion price of $0.25 per share. The Warrants have an exercise price of $0.32 per share. Each Warrant is exercisable for one share of Common Stock and will be exercisable upon the six-month anniversary of their issuance. The Warrants will expire five years following the initial exercise date.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to call a special meeting of shareholders to consider an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding shares of Common Stock by a ratio to be determined by the Board of Directors of the Company, the implementation and timing of which shall be subject to the discretion of the Company’s Board of Directors (the “Reverse Split Proposal”).

Pursuant to the Purchase Agreement, the Company will file a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the Commonwealth of Pennsylvania designating the rights, preferences and limitations of the shares of Preferred Stock. The Certificate of Designation will provide, in particular, that the Preferred Stock will have no voting rights, other than the right to vote as a class on certain matters, and that each share of Preferred Stock will have the right to cast 125,000 votes per share of Preferred Stock on the Reverse Split Proposal, voting together with the Common Stock as a single class; and in accordance with Nasdaq Stock Market LLC Listing Rules, the votes cast by holders of the Preferred Stock must be counted by the Company in the same proportion as the aggregate shares of Common Stock voted on the Reverse Split Proposal.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The conversion price can be adjusted pursuant to the Certificate of Designation for stock dividends and stock splits, subsequent rights offerings, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the Certificate of Designation). The Preferred Stock can be converted at the option of the holder at any time after the date of issuance thereof, provided, that shares of Preferred Stock cannot be converted to Common Stock if the holder would beneficially own in excess of 4.99% (or 9.99% upon the election of the holder thereof) of the Company’s outstanding Common Stock.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on December 28, 2021. The Company is expected to receive gross proceeds of approximately $4.2 million in connection with the Offering, before deducting placement agent fees and related expenses.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering, the Company agreed to pay to the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. The Company will also issue to designees of the Placement Agent warrants to purchase up to 1,014,943 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $0.32 per share. The Placement Agent Warrants will be exercisable upon the six-month anniversary of their issuance and expire on December 27, 2026.

The foregoing summaries of the Purchase Agreement, the Warrants, the Placement Agent Warrants and the Certificate of Designation do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, 4.2 and 3.1, respectively, to this Current Report on Form 8-K (the “Report”), which are incorporated herein by reference.

The Securities in the Offering and the Placement Agent Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-253117), which was filed with the Securities and Exchange Commission on February 16, 2021, amended on September 2, 2021, and was declared effective by the Commission on September 2, 2021 (the “Registration Statement”). A copy of the opinion of Troutman Pepper Hamilton Sanders LLP relating to the legality of the issuance and sale of the Securities in the Offering and the Placement Agent Warrants is attached as Exhibit 5.1 hereto. This Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.03	Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

4.1	Form of Warrant.

4.2	Form of Placement Agent Warrant.

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: December 28, 2021